Exhibit 99.1

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Vikki Kayne
October 23, 2019	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES THE ELECTION OF

MATTHEW D. BROCKWELL TO THE BOARD OF DIRECTORS

BETHESDA, MD. Eagle Bancorp, Inc. (the “Company”) (NASDAQ: EGBN), today announced that Matthew D. Brockwell has been elected as member of the Company’s Board of Directors and the Board of Directors of EagleBank, its primary subsidiary, effective November 1, 2019. Mr. Brockwell is a retired former PricewaterhouseCoopers LLP (PwC) Audit Partner, who previously held various positions in PwC’s Washington, DC Region Financial Services Practice.

Norman R. Pozez, Chairman of the Board stated, “We are pleased to welcome Matt Brockwell to the Board of Directors. He brings an added dimension to the Board due to his extensive public accounting experience, over 35 years, of working with SEC registered and private companies in the financial services sector. Matt also has unique expertise in working with banking regulators, having served as an advisor to the Federal Reserve Board of Governors. With over 20 years as an advisor to firms in the Washington, DC area, Matt shares in our commitment as a community bank to serving the financial needs of the region. The Board seeks to meet the highest standards of corporate governance and the skills and experience that Matt brings will enhance our ability to provide oversight and strategic guidance for the continued successful growth of EagleBank.”

"I am honored to have been selected as an EagleBank Board Member," said Matthew D. Brockwell.  "I believe that my 35-plus years as a leader in the financial services industry along with my hands-on experience with audit committees, corporate governance, asset valuations and regulatory relations will serve to complement EagleBank's already deep bench of Board experts. In joining the Board, I look forward to helping sustain and advance the Bank's commitment to best practices in all areas," Mr. Brockwell added.

"We are delighted to welcome Matt Brockwell to EagleBank," said Susan Riel, President and CEO of Eagle Bancorp, Inc. and EagleBank. "Matt's distinguished and long-time experience as a PwC Audit Partner as well as his broad-gauge industry knowledge align perfectly with the Board's focus on corporate governance, risk management, financial reporting and internal controls," Ms. Riel added.

 About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty branch offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.